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                                                                 Exhibit (E)(1)

                            DISTRIBUTION AGREEMENT

   DISTRIBUTION AGREEMENT (the "Agreement") made as of July 1, 2006 between BNY Hamilton Funds, Inc. (the "Company") and BNY Hamilton Distributors, Inc. ("Distributor").

   WHEREAS, the Company is an open-end management investment company, organized as a Maryland corporation and registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act"); and

   WHEREAS, it is intended that Distributor act as the distributor of the shares of beneficial interest ("Shares") of each series of the Company, as listed on Schedule A, and such series as are hereafter created (all of the foregoing series individually referred to herein as a "Fund" and collectively as the "Funds").

   NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

1. Services as Distributor.

   1.1 Distributor will act as agent of Company on behalf of each Fund for the distribution of the Shares covered by the registration statement of Company then in effect under the Securities Act of 1933, as amended (the "Securities Act") and the 1940 Act. As used in this Agreement, the term "registration statement" shall mean the registration statement of the Company and any amendments thereto, then in effect, including Parts A (the Prospectus), B (the Statement of Additional Information) and C of each registration statement, as filed on Form N-1A, or any successor thereto, with the Commission, together with any amendments thereto. The term "Prospectus" shall mean the then-current form of Prospectus and Statement of Additional Information used by the Funds, in accordance with the rules of the Commission, for delivery to shareholders and prospective shareholders after the effective dates of the above-referenced registration statements, together with any amendments and supplements thereto. The Company will notify Distributor in advance of any proposed changes to Schedule A to this Agreement.

   1.2 Consistent with the understanding between the Funds and the Distributor, Distributor may solicit orders for the sale of the Shares and may undertake such advertising and promotion as in accordance with Section 1.3. The Company understands that affiliates of the Distributor are now and may in the future be the distributors of the shares of many other investment companies or series, including investment companies having investment objectives similar to those of the Company. The Company further understands that shareholders and potential shareholders in the Company may invest in shares of such other investment companies. The Company agrees that the duties of the Distributor's affiliates to other investment companies shall not be deemed in conflict with the Distributor's duties to the Company under this Section 1.2.

   1.3 Consistent with the understanding between the Funds and the Distributor, and subject to the last sentence of this Section 1.3, Distributor may engage in such activities as it deems appropriate in connection with the promotion and sale of the Shares, which may include advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing

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of Prospectuses to prospective shareholders other than current shareholders, and the printing and mailing of sales literature. Distributor may enter into dealer agreements and other selling agreements with broker-dealers and other intermediaries; provided, however, that the Company shall approve the forms of such agreements, and that the Distributor shall have no obligation to make any payments to any third parties, whether as finder's fees, compensation or otherwise, unless Distributor has received a corresponding payment from the applicable Fund's Distribution Plan (as defined in Section 2 of this Agreement), the Fund's investment adviser (the "Adviser") or from another source as may be permitted by applicable law.

   1.4 In its capacity as distributor of the Shares, all activities of the Distributor and its partners, agents, and employees shall comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, all applicable rules and regulations promulgated by the Commission thereunder, and all applicable rules and regulations adopted by any securities association registered under the Securities Exchange Act of 1934.

   1.5 Whenever in their judgment such action is warranted by unusual market, economic or political conditions or by abnormal circumstances of any kind, the Company's officers may upon reasonable notice instruct the Distributor to decline to accept any orders for or make any sales of the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

   1.6 The Company agrees to inform the Distributor from time to time of the states in which the Fund or its administrator has registered or otherwise qualified shares for sale, and the Company agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as the Distributor may designate.

   1.7 The Company shall furnish from time to time, for use in connection with the sale of the Shares, such supplemental information with respect to the Funds and the Shares as Distributor may reasonably request; and the Company warrants that the statements contained in any such supplemental information will fairly show or represent what they purport to show or represent. The Company shall also furnish Distributor upon request with: (a) unaudited semi-annual reports of the Funds prepared by the Company, and (b) from time to time such additional information regarding the Funds as the Distributor may reasonably request.

   1.8 The Company represents and warrants to Distributor that all registration statements, and each Prospectus, filed by the Company with the Commission under the Securities Act and the 1940 Act shall be prepared in conformity with requirements of said Acts and rules and regulations of the Commission thereunder, and all Company-related advertisement or sales literature shall be prepared in conformity with requirements of applicable laws and regulations. The registration statement, Prospectus and advertisement or sales literature shall contain all statements required to be stated therein in conformity with said Acts, laws and regulations and the rules and regulations of the Commission thereunder or other applicable regulatory authority, and all statements of fact contained in any such registration statement, Prospectus and advertisement or sales literature are true and correct in all material respects; furthermore, neither any registration statement nor any Prospectus nor any advertisement or sales literature includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares; provided, however, that the representations and warranties in this sentence do not apply to

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information furnished in writing, or omitted from the relevant writing furnished, as the case may be, to the Company by the Distributor for use in the registration statement or in corresponding statements made in any Prospectus, advertisement or sales literature. The foregoing representations and warranties shall continue throughout the term of this Agreement and be deemed to be of a continuing nature, applicable to all Shares distributed hereunder. The Company may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any Prospectus as, in the light of future developments, may, in the opinion of the Company's counsel, be necessary or advisable. The Company shall give the Distributor reasonable notice in advance of the filing of any amendment to any registration statement or supplement to any Prospectus; provided, however, that nothing contained in this Agreement shall in any way limit the Company's right to file at any time such amendments to any registration statement and/or supplements to any Prospectus, of whatever character, as the Company may deem advisable, such right being in all respects absolute and unconditional.

   1.9 The Company authorizes the Distributor and dealers to use any Prospectus in the form furnished by the Company from time to time in connection with the sale of the Shares.

   1.10 The Distributor may utilize agents in its performance of its services and, with prior notice to the Company, appoint in writing other parties qualified to perform specific administration services reasonably acceptable to the Company (individually, a "Sub-Agent") to carry out some or all of its responsibilities under this Agreement; provided, however, that a Sub-Agent shall be the agent of the Distributor and not the agent of the Company, and that the Distributor shall be fully responsible for the acts of such Sub-Agent and shall not be relieved of any of its responsibilities hereunder by the appointment of a Sub-Agent.

   1.11 The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Distributor's part in the performance of its duties, from reckless disregard by the Distributor of its obligations and duties under this Agreement, or from the Distributor's failure to comply with laws, rules and regulations applicable to it in connection with its activities hereunder. The Company agrees to indemnify, defend and hold harmless the Distributor, its officers, partners, employees, and any person who controls the Distributor within the meaning of Section 15 of the Securities Act (collectively, "Distributor Indemnitees"), from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) (collectively, "Claims") which the Distributor Indemnitees may incur under the Securities Act or under common law or otherwise (a) as the result of the Distributor acting as distributor of the Funds and entering into selling agreements, participation agreements, shareholder servicing agreements or similar agreements with financial intermediaries on behalf of the Company; (b) arising out of or based upon (i) any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any Prospectus, (ii) any omission, or alleged omission, to state a material fact required to be stated in any registration statement or any Prospectus or necessary to make the statements therein not misleading, or (iii) any untrue statement, or alleged untrue statement, of a material fact in any Company-related advertisement or sales literature, or any omission, or alleged omission, to state a material fact required to be stated therein to make the statements therein not misleading, in either case

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notwithstanding the exercise of reasonable care in the preparation or review thereof by the Distributor; or (c) arising out of or based upon the electronic processing of orders over the internet at the Company's request; provided, however, that the Company's agreement to indemnify the Distributor Indemnitees pursuant to this Section 1.11 shall not be construed to cover any Claims
(A) pursuant to subsection (b) above to the extent such untrue statement, alleged untrue statement, omission, or alleged omission, was furnished in writing, or omitted from the relevant writing furnished, as the case may be, to the Company by the Distributor for use in the registration statement or in corresponding statements made in any Prospectus, advertisement or sales literature; (B) arising out of or based upon the willful misfeasance, bad faith or gross negligence of the Distributor in the performance of its duties or the Distributor's reckless disregard of its obligations and duties under this Agreement; or (C) arising out of or based upon the Distributor's failure to comply with laws, rules and regulations applicable to it in connection with its activities hereunder.

   In the event of a Claim for which the Distributor Indemnitees may be entitled to indemnification hereunder, the Distributor shall provide the Company with written notice of the Claim, identifying the persons against whom such Claim is brought, promptly following receipt of service of the summons or other first legal process, and in any event within 10 days of such receipt. The Company will be entitled to assume the defense of any suit brought to enforce any such Claim if such defense shall be conducted by counsel of good standing chosen by the Company and approved by the Distributor, which approval shall not be unreasonably withheld. In the event any such suit is not based solely on an alleged untrue statement, omission, or wrongful act on the Company's part, the Distributor shall have the right to participate in the defense. In the event the Company elects to assume the defense of any such suit and retain counsel of good standing so approved by the Distributor, the Distributor Indemnitees in such suit shall bear the fees and expenses of any additional counsel retained by any of them, but in any case where the Company does not elect to assume the defense of any such suit or in case the Distributor reasonably withholds approval of counsel chosen by the Company, the Company will reimburse the Distributor Indemnitees named as defendants in such suit, for the reasonable fees and expenses of any counsel retained by them to the extent related to a Claim covered under this Section 1.11. The Company's indemnification agreement contained in this Section 1.11 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor Indemnitees, and shall survive the delivery of any Shares.

   1.12 The Distributor agrees to indemnify, defend and hold harmless the Company, its officers, trustees, directors, employees, and any person who controls the Company within the meaning of Section 15 of the Securities Act (collectively, "Company Indemnitees"), from and against any and all Claims which the Company Indemnitees may incur under the Securities Act or under common law or otherwise, arising out of or based upon (a) any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement, Prospectus, or Company-related advertisement or sales literature, or upon any omission, or alleged omission, to state a material fact in such materials that would be necessary to make the information therein not misleading, which untrue statement, alleged untrue statement, omission, or alleged omission, was furnished in writing, or omitted from the relevant writing furnished, as the case may be, to the Company by the Distributor for use in the registration statement or in corresponding statements made in the Prospectus, or advertisement or sales literature; (b) the willful misfeasance, bad faith or gross negligence of the Distributor in the performance of its duties, or

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the Distributor's reckless disregard of its obligations and duties under this
Agreement, or (c) the Distributor's failure to comply with laws, rules and regulations applicable to it in connection with its activities hereunder (other than in respect of Fund-related advertisements or sales literature that fail to comply with applicable laws despite the Distributor's exercise of reasonable care in the preparation and review thereof).

   In the event of a Claim for which the Company Indemnitees may be entitled to indemnification hereunder, the Company shall provide the Distributor with written notice of the Claim, identifying the persons against whom such Claim is brought, promptly following receipt of service of the summons or other first legal process, and in any event within ten (10) days of such receipt. The Distributor will be entitled to assume the defense of any suit brought to enforce any such Claim if such defense shall be conducted by counsel of good standing chosen by the Distributor and approved by the Company, which approval shall not be unreasonably withheld. In the event any such suit is not based solely on an alleged untrue statement, omission, or wrongful act on the Distributor's part, the Company shall have the right to participate in the defense. In the event the Distributor elects to assume the defense of any such suit and retain counsel of good standing so approved by the Company, the Company Indemnitees in such suit shall bear the fees and expenses of any additional counsel retained by any of them, but in any case where the Distributor does not elect to assume the defense of any such suit or in case the Company reasonably withholds approval of counsel chosen by the Distributor, the Distributor will reimburse the Company Indemnitees named as defendants in such suit, for the reasonable fees and expenses of any counsel retained by them to the extent related to a Claim covered under this Section 1.12. The Distributor's indemnification agreement contained in this Section 1.12 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company Indemnitees, and shall survive the delivery of any Shares.

   1.13 No Shares shall be offered by either the Distributor or the Company under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Company if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act or if and so long as a current Prospectus as required by
Section 10(b)(2) of said Securities Act is not on file with the Commission; provided, however, that: (a) the Distributor will not be obligated to cease offering shares until it has received from the Company written notice of such events, and (b) nothing contained in this Section 1.13 shall in any way restrict or have an application to or bearing upon the Company's obligation to repurchase Shares from any shareholder in accordance with the provisions of the Company's Prospectus, Certificate of Incorporation, or By-laws.

   1.14 The Company agrees to advise the Distributor as soon as reasonably practical by a notice in writing delivered to the Distributor:

       (a)of any request by the Commission for amendments to the registration statement or Prospectus then in effect or for additional information;

       (b)in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or Prospectus then in effect or the initiation by service of process on the Company of any proceeding for that purpose;

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       (c)of the happening of any event that makes untrue any statement of a material fact made in the registration statement or Prospectus then in effect or which requires the making of a change in such registration statement or Prospectus in order to make the statements therein not misleading; and

       (d)of any other event which could reasonably be expected to have a material adverse impact upon the offering of Shares or the Distributor's provision of services under this Agreement.

   For purposes of this section, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission unless they would reasonably be expected to have a material negative impact upon the offering of Shares.

   The Distributor agrees to advise the Company as soon as reasonably practical by a notice in writing delivered to the Company of (1) any request made by the Commission to the Distributor or its affiliates for information, any initiation by the Commission of any action in respect of the Distributor or its affiliates, or the happening of any other event in respect of the Distributor or its affiliates, the effect of which request, initiation or happening makes untrue any statement of a material fact made in the Company's registration statement or any Prospectus then in effect or which requires the making of a change in such registration statement or Prospectus in order to make the statements therein not misleading; or (2) any other event applicable to the Distributor or its affiliates which could reasonably be expected to have a material adverse impact upon the offering of Shares or the Distributor's provision of services under this Agreement 1.15.

   NOTWITHSTANDING ANY PROVISION IN THIS AGREEMENT TO THE CONTRARY, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR SIMILAR DAMAGES, INCLUDING LOST REVENUE, LOST PROFITS OR LOST OR DAMAGED DATA, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES.

2. Compensation and Expenses.

   2.1 Attached as Schedule B to this Agreement are all plans of distribution under Rule 12b-1 under the 1940 Act approved by the Funds and in effect (collectively, the "Distribution Plan"). The Funds will deliver to Distributor promptly after any changes thereto updated copies of the Distribution Plan. The Company acknowledges that the Distributor may enter into an agreement with the Adviser pursuant to which the Adviser will pay certain amounts to the Distributor in consideration of the services performed by Distributor under this Agreement and/or under such agreement with the Adviser.

   2.2 In the event that the Distributor is requested or authorized by the Company or is required by governmental regulation, summons, subpoena, investigation, examination or other legal or regulatory process to produce documents or personnel with respect to services provided by the Distributor to the Company or any Fund, the Company will, so long as the Distributor or any of its affiliates is not a subject of the investigation or proceeding in which the information is sought, reimburse the Distributor for its out-of-pocket expenses (including reasonable attorneys fees) incurred in responding to such requests or requirements.

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3. Sale and Payment.

   3.1 Shares of a Fund may be subject to a sales load and may be subject to the imposition of a distribution fee pursuant to the Distribution Plan referred to above. To the extent that Shares of a Fund are sold at an offering price which includes a sales load or subject to a contingent deferred sales load with respect to certain redemptions (either within a single class of Shares or pursuant to two or more classes of Shares), such Shares shall hereinafter be referred to collectively as "Load Shares" (and in the case of Shares that are sold with a front-end sales load, "Front-end Load Shares", or Shares that are sold subject to a contingent deferred sales load, "CDSL Shares"). Funds that issue Front-End Load Shares shall hereinafter be referred to collectively as "Front-End Load Funds." Funds that issue CDSL Shares shall hereinafter be referred to collectively as "CDSL Funds." Front-end Load Funds and CDSL Funds may individually or collectively be referred as "Load Funds." Under this Agreement, the following provisions shall apply with respect to the sale of, and payment for, Load Shares.

   3.2 The Distributor shall have the right to offer Load Shares at their net asset value and to sell such Load Shares to the public against orders therefor at the applicable public offering price, as defined in Section 4 hereof. The Distributor shall also have the right to sell Load Shares to dealers against orders therefor at the public offering price less a concession determined by the Distributor, which concession shall not exceed the amount of the sales charge or underwriting discount, if any, referred to in Section 4 below.

   3.3 Prior to the time of delivery of any Load Shares by a Load Fund to, or on the order of, the Distributor, the Distributor shall pay or cause to be paid to the Load Fund or to its order an amount in same-day funds equal to the applicable net asset value of such Shares. The Distributor may retain so much of any sales charge or underwriting discount as is not allowed by the Distributor as a concession to dealers.

4. Public Offering Price.

   The public offering price of a Load Share shall be the net asset value of such Load Share next determined, plus any applicable sales charge, all as set forth in the current Prospectus of the Load Fund. The net asset value of Load Shares shall be determined in accordance with the then-current Prospectus of the Load Fund.

5. Issuance of Shares.

   The Company reserves the right to issue, transfer or sell Load Shares at net asset values (a) in connection with the merger or consolidation of the Company or the Load Fund(s) with any other investment company or the acquisition by the Company or the Load Fund(s) of all or substantially all of the assets or of the outstanding Shares of any other investment company; (b) in connection with a pro rata distribution directly to the holders of Shares in the nature of a stock dividend or split; (c) upon the exercise of subscription rights granted to the holders of Shares on a pro rata basis; (d) in connection with the issuance of Load Shares pursuant to any exchange and reinvestment privileges described in any then-current Prospectus of the Load Fund; and (e) otherwise in accordance with any then-current Prospectus of the Load Fund.

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6. Term, Duration and Termination.

   This Agreement shall become effective with respect to each Fund as of the date first written above (the "Effective Date") (or, if a particular Fund is not in existence on such date, on the earlier of the date an amendment to Schedule A to this Agreement relating to that Fund is executed or the Distributor begins providing services under this Agreement with respect to such
Fund) and, unless sooner terminated as provided herein, shall continue for a two year period following the Effective Date. Thereafter, if not terminated, this Agreement shall continue with respect to a particular Fund automatically for successive one-year terms, provided that such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting for the purpose of voting on such approval and (b) by the vote of the Board or the vote of a majority of the outstanding voting securities of such Fund. This Agreement is terminable without penalty with 60 days' prior written notice, by the Board, by vote of a majority of the outstanding voting securities of the Company, or by the Distributor. This Agreement will also terminate automatically in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning as ascribed to such terms in the 1940 Act.)

7. Privacy.

   Nonpublic personal financial information relating to consumers or customers of the Funds provided by, or at the direction of, the Company to the Distributor, or collected or retained by the Distributor to perform its duties as distributor, shall be considered confidential information. The Distributor shall not disclose or otherwise use any nonpublic personal financial information relating to present or former shareholders of the Funds other than for the purposes for which that information was disclosed to the Distributor, including use under an exception in Rules 13, 14 or 15 of Securities and Exchange Commission Regulation S-P in the ordinary course of business to carry out those purposes. The Distributor shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to consumers and customers of the Funds. The Company represents to the Distributor that it has adopted a Statement of its privacy policies and practices as required by Securities and Exchange Commission Regulation S-P and agrees to provide the Distributor with a copy of that statement annually.

8. Anti-Money Laundering Compliance.

   8.1 Each of Distributor and the Company acknowledges that it is a financial institution subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the "AML Acts"), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. Each represents and warrants to the other that it is in compliance with and will continue to comply with the AML Acts and applicable regulations in all relevant respects. The Distributor shall also provide written notice to each person or entity with which it entered an agreement prior to the date hereof with respect to sale of the Company's Shares, such notice informing such person of anti-money laundering compliance obligations

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applicable to financial institutions under applicable laws and, consequently, under applicable contractual provisions requiring compliance with laws.

   8.2 The Distributor shall include specific contractual provisions regarding anti-money laundering compliance obligations in agreements entered into by the Distributor with any dealer that is authorized to effect transactions in Shares of the Company.

   8.3 Each of Distributor and the Company agrees that it will take such further steps, and cooperate with the other as may be reasonably necessary, to facilitate compliance with the AML Acts, including but not limited to the provision of copies of its written procedures, policies and controls related thereto ("AML Operations"). Distributor undertakes that it will grant to the Company, the Company's anti-money laundering compliance officer and regulatory agencies, reasonable access to copies of Distributor's AML Operations, books and records pertaining to the Company only. It is expressly understood and agreed that the Company and the Company's compliance officer shall have no access to any of Distributor's AML Operations, books or records pertaining to other clients of Distributor.

9. Notices.

   Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail, or by nationally recognized overnight courier, to the party required to be served with such notice at the following address: if to the Company, to it at 156 West 56/th/ Street, Suite 1902, New York, New York 10019, Attention: Secretary; and if to Distributor, to it at 100 Summer Street, Boston, Massachusetts 02110, Attention: Broker Dealer Chief Compliance Officer, with a copy to BISYS Distribution Services, 3435 Stelzer Road, Columbus, Ohio 43219, Attention: President, or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

10. Confidentiality.

   During the term of this Agreement, the Distributor and the Company may have access to confidential information relating to such matters as either party's business, trade secrets, systems, procedures, manuals, products, contracts, personnel, and clients. As used in this Agreement, "Confidential Information" means information belonging to the Distributor or the Company which is of value to such party and the disclosure of which could result in a competitive or other disadvantage to either party, including, without limitation, financial information, business practices and policies, know-how, trade secrets, market or sales information or plans, customer lists, business plans, and all provisions of this Agreement. Confidential Information includes information developed by either party in the course of engaging in the activities provided for in this Agreement, unless: (i) the information is or becomes publicly known without breach of this Agreement, (ii) the information is disclosed to the other party by a third party not under an obligation confidentiality to the party whose Confidential Information is at issue of which the party receiving the information should reasonably be aware, or (iii) the information is independently developed by a party without reference to the other's Confidential Information. Each party will protect the other's Confidential Information with at least the same degree of care it uses with respect to its own Confidential Information, and will not use the other party's Confidential Information other than in connection with its duties and obligations hereunder. Notwithstanding the foregoing, a party

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may disclose the other's Confidential Information if (i) required by law, regulation or legal process or if requested by any Agency; (ii) it is advised by counsel that it may incur liability for failure to make such disclosure;
(iii) requested to by the other party; provided that in the event of (i) or
(ii) the disclosing party shall give the other party reasonable prior notice of such disclosure to the extent reasonably practicably and cooperate with the other party (at such other party's expense) in any efforts to prevent such disclosure.

11. Governing Law.

   This Agreement shall be construed in accordance with the laws of the State of New York, without regard to New York's conflicts of laws principles, and the applicable provisions of the 1940 Act.

12. Prior Agreements.

   This Agreement constitutes the complete agreement of the parties as to the subject matter covered by this Agreement, and supersedes all prior negotiations, understandings and agreements bearing upon the subject matter covered by this Agreement.

13. Amendments.

   No amendment to this Agreement shall be valid unless made in writing and executed by both parties hereto.

                               *  *  *  *  *  *

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   IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.

BNY Hamilton Funds, Inc.

By:
       --------------------------
Name:
Title:

BNY Hamilton Distributors, Inc.

By:
       --------------------------
Name:
Title:

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                                  SCHEDULE A

                                     FUNDS

                           BNY Hamilton Funds, Inc.

                                   Fund List

BNY Hamilton Large Cap Equity Fund
BNY Hamilton Large Cap Growth Fund
BNY Hamilton Small Cap Growth Fund
BNY Hamilton International Equity Fund
BNY Hamilton Intermediate Government Fund
BNY Hamilton Core Bond Fund
BNY Hamilton Intermediate New York Tax-Exempt Fund
BNY Hamilton Intermediate Tax-Exempt Fund
BNY Hamilton Money Fund
BNY Hamilton Treasury Money Fund
BNY Hamilton New York Tax-Exempt Money Fund
BNY Hamilton Large Cap Value Fund
BNY Hamilton S&P 500 Index Fund
BNY Hamilton U.S. Bond Market Index Fund
BNY Hamilton Enhanced Income Fund
BNY Hamilton Multi-Cap Equity Fund
BNY Hamilton High Yield Fund
BNY Hamilton Small Cap Core Equity Fund
BNY Hamilton Municipal Enhanced Yield Fund

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                                  SCHEDULE B

                               DISTRIBUTION PLAN

                           BNY HAMILTON FUNDS, INC.

       Amended and Restated Plan of Distribution Pursuant to Rule 12b-1

                   Under the Investment Company Act of 1940

                                 Introduction

   The Amended and Restated Plan of Distribution (the "Plan") set forth below, which is designed to conform to the requirements of Rule 12b-l under the Investment Company Act of 1940 (the "1940 Act"), has been adopted by BNY Hamilton Funds, Inc. (the "Corporation"), in respect of those classes of those series of the Corporation listed on Schedule A, as such Schedule may be amended from time to time. As used herein, a "Class" is a class of a series of the Corporation listed on Schedule A and subject to the Plan.

   The Plan replaces those separate plans of distribution heretofore adopted by the Corporation pursuant to Rule 12b-1 under the 1940 Act in respect of Classes heretofore established.

   The Corporation has entered into a distribution agreement (the "Distribution Agreement") with BNY Hamilton Distributors, Inc., the Corporation's distributor (the "Distributor"), pursuant to which the Corporation employs the Distributor to distribute shares ("Shares") issued by each series and each class of the Corporation. Under the Plan, the Corporation intends to reimburse the Distributor for costs incurred by the Distributor in distributing Shares of each Class.

   A majority of the Board of Directors of the Corporation, including a majority of those Directors who are not "interested persons" of the Corporation (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Rule 12b-1 Directors"), have determined by votes cast in person at a meeting called for the purpose of voting on this Plan that there is a reasonable likelihood that adoption of this Plan will benefit each Class and its shareholders. Expenditures under this Plan are primarily intended to result in the sale of Shares of Classes subject to the Plan within the meaning of paragraph (a)(2) of Rule 12b-1.

   The purpose of the Plan is to create incentives for the Distributor and other qualified broker-dealers to provide distribution assistance to their customers who are or may become investors in a Class, and to defray the costs and expenses associated with the preparation, printing and distribution of prospectuses and sales literature, advertising, marketing and other promotional and distribution activities.

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                                   THE PLAN

1. Distribution Activities.

   The Corporation shall engage the Distributor to distribute Shares and to service shareholder accounts using the facilities of the distribution networks of such qualified broker-dealers and financial institutions as the Distributor may select. Services provided and activities undertaken hereunder, under the Distribution Agreement or under any "related agreement" between the Distributor and any such qualified broker-dealer to distribute Shares are referred to herein as Distribution Activities.

2. Reimbursement for Distribution Activities.

   Each Class shall reimburse the Distributor for costs incurred by it in performing Distribution Activities in respect of such Class at a rate which shall not exceed the rate listed on Schedule A of the average daily net assets of such Class. In addition, Class C Shares of each applicable series of the Corporation (as indicated on Schedule A) may reimburse the Distributor for costs incurred in performing certain shareholder services at a rate which shall not exceed 0.25% on an annual basis of the average daily net assets of such Class. Each Class shall calculate and accrue daily amounts reimbursable hereunder and shall pay such amounts monthly or at such other intervals as the Board of Directors and the Distributor may agree.

   Costs of the Distributor subject to reimbursement hereunder are costs of performing Distribution Activities and may include, among others:

   (a) amounts paid to qualified broker-dealers and financial institutions selected by the Distributor in reimbursement of costs incurred by such broker-dealers in performing services under a selected dealer agreement between those broker-dealers and the Distributor for sales of Shares of a Class, including account servicing fees (trailer commissions) paid to, or on account of, account executives and indirect and overhead costs associated with performance of distribution activities including central office and branch expenses;

   (b) expenses related to telemarketing operations established for a Class;

   (c) costs and expenses of preparing, printing and distributing any materials not prepared by the Corporation and other materials used by the Distributor in connection with its offering of Shares of a Class for sale to the public, including the additional cost of printing copies, at printer's over-run cost, of Prospectuses and annual and interim reports to shareholders of a Class other than copies thereof required for distribution to shareholders or for filing with any federal and state securities authorities; and

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   (d) any expenses of advertising incurred by the Distributor in connection with its offering of Shares of a Class for sale to the public.

   If, in any month, the Distributor incurs costs subject to reimbursement that exceed the amount accrued in respect of such month at the rate listed on Schedule A of the average daily net assets, the Class will carry forward the unpaid amount from month to month while the Plan is in effect, until such time as it may be paid; provided, however, that no amount shall be carried forward beyond the fiscal year during which it is accrued and such Class shall have no obligation to the Distributor or any other person in respect thereof. The Corporation (in respect of a Class) shall not pay the Distributor any carrying or other finance charge with respect to amounts that are accrued but unpaid under the Plan.

3. Quarterly Reports; Additional Information.

   An appropriate officer of the Corporation will provide to the Board of Directors of the Corporation for review, at least quarterly, a written report specifying in reasonable detail the amounts expended for Distribution Activities and the purposes for which such expenditures were made in compliance with the requirements of Rule 12b-l. The Distributor will provide to the Board of Directors of the Corporation such additional information as the Board shall from time to time reasonably request, including information about Distribution Activities undertaken or to be undertaken by the Distributor.

   The Distributor will inform the Board of Directors of the Corporation of the account servicing fees to be paid by the Distributor to broker-dealers and financial institutions that have selected dealer agreements with the Distributor.

4. Effectiveness; Continuation.

   The Plan shall take effect upon the approval of the Board of Directors of the Corporation in accordance with Rule 12b-1 under the 1940 Act. If so approved, the Plan shall, unless earlier terminated in accordance with its terms, continue in full force and effect from year to year for so long as such continuance is specifically approved at least annually by a majority of the Board of Directors of the Corporation and a majority of the Rule 12b-1 Directors by votes cast in person at a meeting called for the purpose of voting on the continuation of the Plan.

5. Termination.

   This Plan may be terminated at any time by vote of a majority of the Rule 12b-l Directors, or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Class. This Plan will continue in effect in respect of a Class notwithstanding the fact that it has been terminated in respect of another Class.

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6. Amendments.

   The Plan may not be amended to change the distribution expenses to be paid as provided for in Section 2 hereof so as to increase materially the amounts payable under this Plan unless such amendment shall be approved by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of each Class to which the amendment would apply. All material amendments of the Plan, including the addition or deletion of categories of expenditures that are reimbursable hereunder, shall be approved by a majority of the Board of Directors of the Corporation and a majority of the Rule 12b-l Directors by votes cast in person at a meeting called for the purpose of voting on the Plan.

7. Non-interested Directors.

   While the Plan is in effect, the selection and nomination of the Directors who are not "interested persons" of the Corporation (non-interested Directors) shall be committed to the discretion of the non-interested Directors.

8. Records.

   The Corporation shall preserve copies of the Plan and any related agreements and all reports made pursuant to Section 3 hereof, for a period of not less than six years from the date of effectiveness of the Plan, such agreements or reports, and for at least the first two years in an easily accessible place.

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                                  SCHEDULE A
                        TO THE BNY HAMILTON FUNDS, INC.
                   AMENDED AND RESTATED PLAN OF DISTRIBUTION
            PURSUANT TO RULE 12B-1 UNDER THE INVESTMENT COMPANY ACT

Series and Class                                               Rate per Annum
----------------                                               --------------
BNY Hamilton Large Cap Equity Fund - Class A Shares...........      0.25%
BNY Hamilton Large Cap Equity Fund - Class C Shares -
  Distribution Fee............................................      0.75%
   - Class C Shares - Shareholder Services Fee................      0.25%

BNY Hamilton Large Cap Growth Fund - Class A Shares...........      0.25%
BNY Hamilton Large Cap Growth Fund - Class C Shares -
  Distribution Fee............................................      0.75%
   - Class C Shares - Shareholder Services Fee................      0.25%

BNY Hamilton Small Cap Growth Fund - Class A Shares...........      0.25%
BNY Hamilton Small Cap Growth Fund - Class C Shares -
  Distribution Fee............................................      0.75%
   - Class C Shares - Shareholder Services Fee................      0.25%

BNY Hamilton International Equity Fund - Class A Shares.......      0.25%
BNY Hamilton International Equity Fund - Class C Shares -
  Distribution Fee............................................      0.75%
   - Class C Shares - Shareholder Services Fee................      0.25%

BNY Hamilton Intermediate Government Fund - Class A Shares....      0.25%
BNY Hamilton Intermediate Government Fund - Class C Shares
  - Distribution Fee..........................................      0.75%
   - Class C Shares - Shareholder Services Fee................      0.25%

BNY Hamilton Core Bond Fund - Class A Shares..................      0.25%
BNY Hamilton Core Bond Fund - Class C Shares - Distribution
  Fee.........................................................      0.75%
   - Class C Shares - Shareholder Services Fee................      0.25%

BNY Hamilton Intermediate Tax-Exempt Fund - Class A Shares....      0.25%
BNY Hamilton Intermediate Tax-Exempt Fund - Class C Shares
  - Distribution Fee..........................................      0.75%
   - Class C Shares - Shareholder Services Fee................      0.25%

BNY Hamilton Intermediate New York Tax-Exempt Fund - Class A
  Shares......................................................      0.25%
BNY Hamilton Intermediate New York Tax-Exempt Fund - Class C
  Shares - Distribution Fee...................................      0.75%
   - Class C Shares - Shareholder Services Fee................      0.25%

BNY Hamilton Money Fund - Classic Class.......................      0.25%
   - Retail Class.............................................      0.50%

BNY Hamilton Treasury Money Fund - Classic Class..............      0.25%
   - Retail Class.............................................      0.50%

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BNY Hamilton New York Tax-Exempt Money Fund - Classic Class.............. 0.25%

BNY Hamilton S & P 500 Index Fund - Investor Class....................... 0.25%

BNY Hamilton Large Cap Value Fund - Class A Shares....................... 0.25%

BNY Hamilton Large Cap Value Fund - Class C Shares - Distribution Fee.... 0.75%
   - Class C Shares - Shareholder Services Fee........................... 0.25%

BNY Hamilton U.S. Bond Market Index Fund - Investor Class................ 0.25%

BNY Hamilton Enhanced Income Fund - Class A Shares....................... 0.25%
BNY Hamilton Enhanced Income Fund - Class C Shares - Distribution Fee.... 0.75%
   - Class C Shares - Shareholder Services Fee........................... 0.25%

BNY Hamilton Multi-Cap Equity Fund - Class A Shares...................... 0.25%
BNY Hamilton Multi-Cap Equity Fund - Class C Shares - Distribution Fee... 0.75%
   - Class C Shares - Shareholder Services Fee........................... 0.25%

BNY Hamilton High Yield Fund - Class A Shares............................ 0.25%
BNY Hamilton High Yield Fund - Class C Shares - Distribution Fee......... 0.75%
   - Class C Shares - Shareholder Services Fee........................... 0.25%

BNY Hamilton Small Cap Core Equity Fund - Class A Shares................. 0.25%
BNY Hamilton Small Cap Core Equity Fund - Class C Shares - Distribution
  Fee.................................................................... 0.75%
   - Class C Shares - Shareholder Services Fee........................... 0.25%

Dated: As of November 15, 2005

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